Exhibit 99.1

[LETTERHEAD OF KPMG]

November 22, 2002

Board of Directors
Gemstar-TV Guide International, Inc.
135 North Los Robles Ave., Suite 800
Pasadena, CA 91101

Gentlemen:

We have audited the consolidated financial statements of Gemstar-TV Guide International, Inc. (the “Company”) as of December 31, 2001 and 2000, and for the year ended December 31, 2001, the nine months ended December 31, 2000 and the year ended March 31, 2000 (the “Financial Statements”) and issued our auditors’ report thereon dated March 18, 2002. (the “Report”)

In light of the Company having filed a form 10-K/A (Amendment No. 2) with the Securities and Exchange Commission on November 15, 2002 for the purpose of restating the Company’s Consolidated Financial Statements as of December 31, 2001 and 2000, and for the year ended December 31, 2001, the nine months ended December 31, 2000 and the year ended March 31, 2000, thus implicitly withdrawing its management representations as to the Financial Statements audited by us, we cannot continue to be associated with those Financial Statements. Accordingly, KPMG LLP hereby advises you that our Report on the Company’s Financial Statements should no longer be relied upon.

We request that you advise those persons who have received a copy of the Report, and who you believe are relying on the Financial Statements and the related Report, or who are likely to rely upon the Financial Statements and the related Report, of our notification to you that the Financial Statements and the Report should no longer be relied upon. We request that you supply us with copies of any notifications you make pursuant to the request in this paragraph.

Very truly yours,

/s/ KPMG LLP